Exhibit 99.2

Marc Stad, Founder and Portfolio Manager of Dragoneer Investment Group

Hi. I’m Marc Stad, Founder and Portfolio Manager of Dragoneer Investment Group. I’m pleased to be here today to announce the merger of Cvent with Dragoneer Growth Opportunities Corp. II SPAC and to introduce Cvent CEO and Founder Reggie Aggarwal as well as Senior Vice President and CFO Billy Newman.

The core tenant of Dragoneer’s investment philosophy has always been to look for the most exceptional companies on earth and find a way to partner with them for the long term.

“Exceptional” means three things to us: first, sustainable differentiation and deep, durable moats; second, excellent economic models that create significant cash flow over time; and third, extraordinary management teams with demonstrated ability to build enduring franchises. These qualities position us for outsized upside potential while also limiting risk of capital impairment.

For the past 10 years we’ve found exceptional public and private companies, investing in marquee software businesses like Snowflake, Datadog, Twilio, AppFolio, Procore, Duck Creek, Slack, and many others. More than 30 of our private company investments have gone public.

As part of our diligence for our SPAC, we looked at a number of companies and believe we found a truly outstanding company in Cvent and an outstanding partner in Vista Equity Partners.

We were drawn to Cvent for many reasons.

First, we’ve always had a strong bias toward SaaS businesses like Cvent that are market leaders. Cvent is ubiquitous in the event management software industry, with sustainable differentiation from its strong brand and powerful network effects between event planners and marketers on one hand, and hospitality businesses, on the other.

Second, Cvent’s differentiated position in the event tech ecosystem means we believe it is better suited than the competition to capitalize on what is a large and growing addressable market, where COVID has accelerated digital adoption across the board.

Third, the company has a long history of sustained growth and profitability, with a highly recurring revenue model that delivered healthy operating margins even in a pandemic year, demonstrating the resilience of the economic model.

Finally, the quality of the management team is among the best that we have ever seen, with a customer obsession and entrepreneurial spirit that permeates throughout the company. We have had the opportunity to spend countless hours with the team over the last several months and have had a front row view to how they operate. We think Reggie and the team are best described as a ’force of nature’ – they simply get things done. Cvent’s ability to pull off the pivot towards virtual and hybrid over the past 18 months is a testament to the execution capabilities of this team.

As part of our diligence, we talked to 100 industry participants and conducted a phone survey to measure Cvent’s net promoter score versus its competitors. In our survey, Cvent had the highest NPS score of any event tech company. This is true even when you isolate the NPS of the virtual space, despite this being a relatively new product line for Cvent.

Let me tell you a few details on the deal:

We have reached an agreement for a $5.3 billion fully diluted enterprise value transaction.

The $801 million investment in the company is being funded by a combination of the Dragoneer SPAC trust account, Dragoneer investment from our own funds, and a $475 million fully committed common stock PIPE. PIPE investors include Fidelity, Hedosophia, Oaktree, and Zoom. Vista Equity Partners and Cvent management will roll the entirety of their existing equity holdings into the combined company. The merger is expected to close in the fourth quarter of 2021.

With that, I’ll turn it over to Reggie to tell us about the company.

Reggie Aggarwal, Founder and Chief Executive Officer of Cvent

Thanks, Marc.

My name is Reggie Aggarwal and I’m the Founder and CEO of Cvent. We’re thrilled to be partnering with Dragoneer for the next phase of our journey.

By way of background, I founded Cvent in 1999. It’s a classic start up story of solving a problem that I was personally experiencing. I was organizing 20-30 events per year for a non-profit that I’d started while working full time as a corporate lawyer. My tools were Outlook, Excel and yellow sticky notes. So, I did what any good entrepreneur does. I found a pain point, which was organizing events, and I created the aspirin, which was Cvent.

So what is Cvent? We’re a SaaS platform that helps our customers plan, market, and organize their meetings and events. Fundamentally, our software helps our customers grow their topline revenue and drive engagement, while reducing OpEx and ensuring greater compliance.

Our platform is used to build event websites, power event marketing and manage online registration. And, because of the pandemic, we now have a full virtual solution. In addition, our Hospitality Cloud helps our customers find that perfect hotel venue for their event and it gives hoteliers the tools they need to capture and maximize their meetings and events business. Now we believe we are best in class in each of these modules so our customers have the flexibility to buy them individually, or they can buy the whole platform.

Now what’s most exciting is that our core event management platform, which we call FLEX, is a new platform on a modern technology stack. And, more importantly, we built our virtual solution on top of our new platform, using the same developers and code. We believe it gives us a competitive advantage to have one unified platform on one codebase so that our customers and their attendees have a seamless experience. Now we currently have roughly 23,000 customers, and we’re forecasting over half a billion dollars in revenue for 2021 and we project topline revenue growth close to 23% for the foreseeable future.

Let’s jump right into some more numbers. Pre-pandemic, more than 95% of our revenue was focused on in-person events and we are a clear category leader. When the pandemic hit in 2020, it was like a freight train, as the whole world shifted to virtual. Now, these headwinds caused a temporary hit, but overall our company’s performance showed the durability and resilience of our SaaS subscription model, as well as the strength of our multi-year contracts.

Now compared to 2019, our 2020 revenue was down only 13% and during that same period, we increased our Adjusted EBITDA margin by 600 basis points. Now this combination of having a resilient model with the strong foundation that we built over the past 20 years helped turn those headwinds into tailwinds, and now we’re back into growth mode. And the most exciting part is, we believe we’re at an inflection point, where the future of events isn’t just virtual, but a combination of virtual, in-person, and hybrid events, and we believe Cvent is well positioned to be a leader in this market.

Globally, meetings and events is a $1 trillion industry. And on average, a typical organization spends 1 to 3% of their top line revenue on meetings and events. As an example, this slide shows three of our Fortune 500 customers that combined spend $3 billion annually on meetings and events. We know their meeting spend because they’ve been directly confirmed by the customers.

Now, one of those customers is a Fortune 500 pharma company with $40 billion in revenue, and they spend 2% of their topline revenue, about $850 million, on meetings and events annually. Out of the $850 million of meeting spend, they track $430 million of that through the Cvent platform.

The magnitude of event spend in an organization is really quite staggering. That’s why we view our modules for budgeting, sourcing, procuring, workflow, and for compliance as one of our real competitive advantages.

Now besides helping our customers optimize their spend, our platform helps them grow their topline revenue and engage with their customers. From the lens of a CMO, almost 75% of marketers believe that events are their most important demand generation tactic, which is why it’s not surprising that a typical B2B company spends about a quarter of their marketing budget on meetings and events.

Now when COVID hit in March of 2020, companies were suddenly forced to move all their events virtually. Unfortunately, at the time, Cvent didn’t have a virtual event solution so we redeployed the majority of our 1,100-person tech staff and in just 5 months, we developed the next generation virtual solution.

As I mentioned before, we built our brand-new virtual technology on top of our new event platform. So, it’s one unified end-to-end platform and here’s a glimpse of our virtual product.

[video]

We launched the new virtual product by using it for the first time to run our customer conference in August of 2020. Not only did we have about 40,000 people register for the conference, which was almost 10 times bigger than the previous year, but it was the first time our customers got to use and experience our virtual platform and it was an amazing success.

And an even stronger indication of our success, is the growth of our virtual related bookings. When you include all the components that are necessary to execute a virtual event such as streaming, virtual engagement and registration, our bookings have grown from $32 million pre-pandemic to $266 million in the trailing twelve months.

To give you further color, the customers that have bought our virtual product, have increased their total ACV by an average of 60%. Now this lift in ACV gives us confidence that virtual isn’t cannibalizing our existing sales, but is truly a new vector of growth. There are two key elements of our pandemic response that we’re proud of: 1) how fast we launched and grew our virtual product and 2) how fast we pivoted our entire business to support virtual events and the 700% growth in virtual related sales that we’ve seen over the past 18 months.

Now for the last few minutes, I’ve been talking about our virtual product. I want to be clear, Cvent’s platform can deliver any event mode — virtual, hybrid, and in-person. Let’s talk about the advantages of each.

In-person events allow attendees to build deeper, stronger relationships. And our data shows that engagement levels are significantly higher at in-person events. However, virtual events deliver incredible reach at a lower cost. And hybrid delivers the best of both worlds and allows the attendee to attend either virtually or in person.

We believe Cvent is positioned to capture a disproportionate share of our TAM because we power an organization’s Total Event Program. This means that we can handle nearly every type of event—internal or external; small or large; simple or complex; recurring or once a year; domestic or global. And, each of these event types, our platform allows our customers to combine virtual, hybrid and in-person events to maximize reach and engagement with their attendees. Solving the demands for the Total Event Program of our customers is one of platform’s major differentiators.

Now let’s talk about how our expanded TAM is being driven by three fundamental shifts:

First, more events – because virtual events are typically lower in cost to host and lower in cost to attend, it can lead to a higher number of events being organized.

Second, more attendees. Now we’ve already talked about how virtual events attract more attendees.

And finally, more event technology. Remember, organizations spend a trillion dollars on meetings and events annually. This number is likely to go down a little, because less people are going to go traveling to in-person events. However, because of the rise of virtual and hybrid events, and their reliance on a software platform, we believe that a larger portion of total event spend will be on event technology.

When you combine these 3 fundamental shifts with the accelerated digital transformation going on in our industry, it’s not surprising that Frost & Sullivan estimated our TAM to be nearly $30 billion.

Let’s see how this translates to bookings. One of our clients is a U.S. based association that pre-COVID, spent over $350,000 a year with us. And pre-COVID, we estimated the potential size of the account was $700,000. Hey, not bad, we had about 50% share of wallet in that account. Fast forward to today, they bought Cvent’s virtual product, and they’ve massively expanded the number of events they organize and the number of attendees that attend those events.

They’ve also grown their contract with us from over $350,000 per year to over $3.5 million, and they have room to grow another $3 or $4 million. Who would have thought that an association with just a few hundred employees could spend $6 or 7 million a year on event software? This shows you how much our industry is changing, but this wasn’t an isolated example. We literally have hundreds of customers that have already more than doubled their spend with us and we’re still in the early stages of adoption.

Over the next 12 to 18 months we expect thousands of customers will make this transition, and over the next three to five years we believe it’s going to be virtually all of our customers and prospects. Because, don’t forget, the attendees want to engage with these organizations on their terms. So, every organization is going to need to provide all three event delivery modes to stay relevant.

Now I’ll talk about one final differentiator for our platform, and it’s a big one! We’ve built a multi-billion-dollar marketplace – the Cvent Supplier Network or CSN – to connect event planners to hotels and venues when planners are ready to book event space. It’s the core of our Hospitality Cloud business. Now CSN is like Expedia but for hotel event and meetings business. For in-person and hybrid events, you actually need physical space like ballrooms and sleeping rooms. And this is big business.

To show the prominence of CSN, here is the volume of business that flows through the network. Event planners sent through $18 billion of event business in 2019 alone. Even in the pandemic - when no one could meet at a hotel - almost $9 billion still flowed through the system. But more importantly, our unique ability to leverage our Event Cloud and Hospitality Cloud allows us to monetize both sides of the ecosystem and create a true network effect.

Here’s a couple of final thoughts. If there’s one thing we’ve learned at Cvent, it’s that the DNA of your company is your people. Our leadership team is 300 strong and we have been developing them for the last 20 years and we think they’re the most experienced and entrepreneurial team in the industry.

If I were to sum up my section, I would say that in our over 20 years of running Cvent, we’ve never seen such a big opportunity. This is the most fired up I’ve been, and it’s the most fired up that my team has been since we were a start-up. And do you want to know why? Because we’ve never seen so many new vectors of growth and we’ve never been so well positioned to win this space.

No matter how the industry decides to meet in the future, we’ll be there. You want it in-person? That’s Cvent. You want it virtual? That’s Cvent. You want it hybrid? That’s also Cvent.

Now, I’ll turn it over to Billy, our CFO.

Billy Newman, Chief Financial Officer of Cvent:

Thanks, Reggie.

There are four key reasons we believe Cvent is positioned for financial success as a publicly traded company.

First, when we were previously public from 2013 to 2016, we never missed our numbers in all eleven quarters we were public, so we know what it takes to be a publicly traded company.

Second, we have a predictable and resilient recurring revenue model, and our customer base is diversified, engaged and ripe for expansion.

Third, between 2005 and 2019, we grew Adjusted revenue at a 36% CAGR, accelerating revenue growth after economic downturns.

Finally, our business has significant opportunity for margin expansion, which we demonstrated in 2020 when we expanded our Adjusted EBITDA margin by 600 basis points during COVID.

Now, let’s go deeper into our financial profile.

Over 90% of our revenue is recurring, with almost 80% coming from software subscriptions. Additionally, almost 60% of our customer contracts signed annually are for multiple years, and the contracted amounts are sum-certain, not pay as you go or commission-based. Our recurring revenue model and our multi-year, sum-certain contracts make the business highly predictable and provide a high degree of financial visibility.

The Cvent business is also resilient. Full year 2020 adjusted revenue only declined 13% even though essentially no in-person meetings took place after mid-March. We believe there were three key reasons for this relatively small decline: first, our recurring revenue model and multi-year deal culture; second, our sum-certain pricing model, and third, the value our event management platform provides for a company’s Total Event Program, irrespective of the format of the event.

We have a strong track record of delivering durable growth over the long-term and doing that at scale. Prior to going private in 2016, our adjusted revenue growth rate was in the low 30’s. Growth slowed temporarily after going private while we absorbed a large, declining asset we acquired, masking the higher growth core Cvent business. By 2019, the higher growth of the core Cvent business was starting to take hold, and the overall business was on a trajectory to grow 20% plus in the future. As the impact of COVID lessens, bookings growth is returning to not only the pre-COVID rate of growth, but eclipsing that rate as a result of the inflection point created by virtual and hybrid events.

The combination of our pre-COVID position as a leading provider of in-person software solutions with our pivot to virtual, post-COVID, has positioned us to disproportionately benefit from the new vector of growth created by virtual and hybrid events, fueling what we anticipate will be close to 23% growth for the foreseeable future.

We also have strong operating leverage. In 2020, adjusted EBITDA margin spiked 600 basis points to 26% as a result of the one-time cost saving measures we put in place in response to COVID. And, this was the second time in four years our adjusted EBITDA margin was north of 25%. Adjusted EBITDA margin was 27% in 2017. Adjusted EBITDA margins will fade back somewhat in 2021 and 2022 as we double-down on the virtual and hybrid opportunities, increasing investment in both Sales & Marketing and Research & Development. By the end of 2022, we believe we’ll be in position to dial back investment and expand margin.

On a longer-term basis, we think a 35% to 40% adjusted EBITDA margin is attainable. Today we believe it makes sense to trade off lower margin for higher top-line growth given the nearly $30 billion TAM opportunity which will create a top-line annuity stream that will require less investment in the future to maintain, allowing for the significant margin expansion longer-term.

And with that, I’ll hand over to Marc at Dragoneer to talk about the transaction and valuation.

Marc Stad, Founder and Portfolio Manager of Dragoneer Investment Group

Before we wrap up, I wanted to touch briefly on valuation. We think the most relevant comps here are other market-leading, mission-critical, profitable, vertical software companies with long-term durable customer relationships. We think Cvent compares favorably against this group of wonderful companies, and we think our market leadership is as strong as anyone’s on this page.

Despite comparing favorably to this group of comps, we’ve reached an agreement for the transaction to occur at what we believe is a fair and attractive valuation, which is a material discount to the comps on this page.

In summary, we believe Cvent is the only company that can deliver the value that they do to the ecosystem they serve with moats around the business that are among the most durable we’ve ever seen. This end market is a massive and growing subsector of the economy. We believe Cvent has decades of growth and earnings power ahead of it, underpinned by their growing end market and their demonstrated interest and ability to do more and more for the customers they serve.

Additional Information

In connection with the Business Combination, Dragoneer intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and preliminary proxy statement. Dragoneer will mail a definitive proxy statement/final prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Dragoneer will send to its shareholders in connection with the Business Combination. The information to be filed by Dragoneer will contain substantially more information about Cvent than is being furnished with this communication and may contain information that an investor will consider important in making a decision regarding an investment in Dragoneer securities. INVESTORS AND SECURITY HOLDERS OF DRAGONEER ARE ADVISED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH DRAGONEER’S SOLICITATION OF PROXIES FOR ITS EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION (AND RELATED MATTERS), AS WELL AS ANY AMENDMENTS THERETO, AND THE EFFECTIVE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH SUCH SOLICITATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. The definitive proxy statement/final prospectus will be mailed to shareholders of Dragoneer as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Dragoneer Growth Opportunities Corp. II, One Letterman Drive, Building D, Suite M500, San Francisco, California, 94129.

Participants in the Solicitation

Dragoneer, Cvent and certain of their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Dragoneer’s shareholders in connection with the Business Combination. DRAGONEER’S SHAREHOLDERS AND OTHER INTERESTED PERSONS MAY OBTAIN, WITHOUT CHARGE, MORE DETAILED INFORMATION REGARDING THE DIRECTORS AND OFFICERS OF DRAGONEER IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020, WHICH WAS FILED WITH THE SEC ON MARCH 31, 2021 AND IN ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2021, WHICH WAS FILED WITH THE SEC ON JUNE 21, 2021. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES TO DRAGONEER’S SHAREHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION AND OTHER MATTERS TO BE VOTED AT THE SPECIAL MEETING WILL BE SET FORTH IN THE REGISTRATION STATEMENT FOR THE BUSINESS COMBINATION WHEN AVAILABLE. Investors and Dragoneer’s shareholders may obtain more detailed information regarding the names and interests in the Business Combination of Dragoneer’s directors and officers in Dragoneer’s filings with the SEC, including the Registration Statement to be filed with the SEC by Dragoneer, which will include the proxy statement of Dragoneer for the Business Combination, and such information and names of Cvent’s directors and executive officers will also be in the Registration Statement to be filed with the SEC by Dragoneer, which will include the proxy statement of Dragoneer for the Business Combination.

Forward Looking Statements

This communication contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this communication include, but are not limited to, statements regarding future events, such as the proposed Business Combination between Dragoneer and Cvent, including the timing and structure of the transaction, the likelihood and ability of the parties to successfully consummate the Business Combination, the PIPE and the Forward Purchase Agreement, the amount of funds available in the trust account as a result of shareholder redemptions or otherwise, as well as statements about the composition of the board of directors of the company. We cannot assure you that the forward-looking statements in this communication will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, the general economic, political, business and competitive conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or any related agreements or could otherwise cause the transaction to fail to close; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and the transactions contemplated by the Business Combination; the ability of existing investors to redeem the ability to complete the Business Combination due to the failure to obtain approval from Dragoneer’s shareholders, or the risk that the approval of the shareholders of Dragoneer for the potential transaction is otherwise not obtained; the failure to satisfy other closing conditions in the Business Combination Agreement or otherwise, the occurrence of any event that could give rise to the termination of the Business Combination Agreement; the failure to obtain financing to complete the Business Combination, including to consummate the PIPE or the transactions contemplated by the Forward Purchase Agreement; the ability to recognize the anticipated benefits of the Business Combination; the impact of COVID-19 on Cvent’s business and/or the ability of the parties to complete the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Dragoneer and Cvent; the risk that the Business Combination disrupts current plans and operations of Dragoneer or Cvent as a result of the announcement and consummation of the Business Combination; the ability of the Company to grow and manage growth profitably and retain its key employees; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq following the Business Combination; changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain regulatory approvals required to complete the Business Combination; costs related to the Business Combination; and other risks and uncertainties, including those to be included under the header “Risk Factors” in the registration statement on Form S-4 to be filed by Dragoneer with the SEC, those included under the header “Risk Factors” in the final prospectus of Dragoneer related to its initial public offering and those under the heading “Summary Risk Factors” in the investor presentation filed as Exhibit 99.3 to Dragoneer’s Current Report on Form 8-K filed on July 23, 2021. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements in making an investment decision or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent our views as of the date of this communication. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this communication.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTIONS OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.